TBPE REGISTERED ENGINEERING FIRM F-1580 FAX (713) 651-0849

1100 LOUISIANA SUITE 4600 HOUSTON, TEXAS 77002-5294 TELEPHONE (713) 651-9191

EXHIBIT 23.3

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

Ryder Scott Company, L.P. hereby consents to incorporation by reference in the Registration Statement on Form S-8 (to be filed with the Securities and Exchange Commission on or about December 26, 2019) of Chaparral Energy, Inc. (“Chaparral”), as same may be amended from time to time, of the information contained in our report with respect to estimated future reserves and income attributable to certain of Chaparral’s leasehold interests as of December 31, 2016, and the use in Chaparral’s Annual Report on Form 10-K for the year ended December 31, 2018 of the references to our firm, in the context in which they appear.

/s/ Ryder Scott Company, L.P.

RYDER SCOTT COMPANY, L.P. TBPE Firm Registration No. F-1580

Houston, Texas

December 27, 2019

SUITE 800, 350 7TH STREET, S.W.CALGARY, ALBERTA T2P 3N9TEL (403) 262-2799FAX (403) 262-2790

621 17TH STREET, SUITE 1550DENVER, COLORADO 80293-1501TEL (303) 623-9147FAX (303) 623-4258